UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2015

EVENTURE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-4387595
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor

Costa Mesa, California 92626

(855) 986-5669

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement

On August 25, 2015, we terminated our November 25, 2014 Equity Purchase Agreement (“EP Agreement”) with Aladdin Trading, LLC (“Aladdin”). On February 2, 2015, we delivered a put notice to Aladdin for an investment amount of $75,000. This resulted in our issuance of 1,153,847 shares to Aladdin, at a purchase price of $0.06499 per share. On February 20, 2015, we delivered a put notice to Aladdin for an investment amount of $100,000. This resulted in our issuance of 1,538,462 shares to Aladdin, at a purchase price of $0.06499 per share; 198,877 of which are to be returned to us for cancellation resulting in a net issuance of 1,339,585 shares as the 1,538,462 share issuance represented an estimate as to the number of shares covered by the put.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTURE INTERACTIVE, INC.

Date: August 25, 2015	By:
Michael Rountree, Chief Financial Officer